UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on March 18, 2010, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Hyatt Regency Boston

Independent Auditors’ Report

Statements of Assets and Liabilities as of December 31, 2009 and 2008

Statements of Revenues and Expenses for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008

Statements of Net Assets for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008

Statements of Cash Flows for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008

Notes to Financial Statements

(b) Pro forma financial information.

Chesapeake Lodging Trust

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2009

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009

(d) Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of Ernst & Young LLP

Report of Independent Auditors

To the Owners of Hyatt Regency Boston

We have audited the accompanying statements of assets and liabilities of Hyatt Regency Boston (the Hotel) as of December 31, 2009 and 2008, and the related statements of revenues and expenses, changes in net assets, and cash flows for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hyatt Regency Boston as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

April 28, 2010

Hyatt Regency Boston

Statements of Assets and Liabilities

		Predecessor
	December 31, 2009	December 31, 2008
Assets
Property and equipment, net	$94,131,625	$72,047,478
Cash	79,176	704,571
Restricted cash	—	4,588,734
Accounts receivable, less allowance for doubtful accounts of $65,267 and $141,585 in 2009 and 2008, respectively	2,057,230	2,120,155
Inventories	79,021	83,027
Prepaid expenses and other assets	276,146	385,304
Acquired lease rights, net	13,430,000	15,138,816

Total assets	$110,053,198	$95,068,085

Liabilities and net assets
Accounts payable	$679,908	$734,078
Due to affiliate	190,082	—
Accrued expenses and other liabilities	1,676,839	1,561,035

Total liabilities	2,546,829	2,295,113

Net assets	107,506,369	92,772,972

Total liabilities and net assets	$110,053,198	$95,068,085

See accompanying notes.

2

Hyatt Regency Boston

Statements of Revenues and Expenses

		Predecessor
	February 17, 2009 through December 31, 2009	January 1, 2009 through February 16, 2009	Year Ended December 31, 2008
Departmental revenues:
Rooms	$22,091,613	$2,028,686	$29,066,738
Food and beverage	7,529,238	663,808	9,680,515
Other	838,502	204,886	1,023,971

Total departmental revenues	30,459,353	2,897,380	39,771,224

Departmental expenses:
Rooms	5,540,418	612,208	6,471,566
Food and beverage	5,023,400	572,450	6,287,377
Other	549,840	87,384	712,408

Total departmental expenses	11,113,658	1,272,042	13,471,351

Operating expenses:
Administrative and general	2,357,385	317,865	2,960,067
Marketing and sales	1,676,446	288,393	2,433,887
Depreciation	3,747,351	662,086	4,490,204
Amortization	170,000	26,747	213,976
Property operation and maintenance	1,113,047	167,713	1,269,613
Utilities	1,379,761	296,379	1,693,879
Management fee	913,781	71,465	1,374,335
Real estate and other property taxes	2,090,708	555,715	2,084,354
Rent	23,529	3,235	23,745
Insurance	170,660	106,760	278,641

Total operating expenses	13,642,668	2,496,358	16,822,701

Interest income	—	4,071	91,062

Net income (loss)	$5,703,027	$(866,949)	$9,568,234

See accompanying notes.

3

Hyatt Regency Boston

Statements of Net Assets

Predecessor
Balance, January 1, 2008	$96,977,989
Net income	9,568,234
(Distributions to) contributions from owners, net	(13,773,251)

Balance, December 31, 2008	92,772,972
Net loss	(866,949)
(Distributions to) contributions from owners, net	(510,448)

Balance, February 16, 2009	$91,395,575

Hyatt
Balance, February 17, 2009	$110,044,669
Net income	5,703,027
(Distributions to) contributions from owners, net	(8,241,327)

Balance, December 31, 2009	$107,506,369

See accompanying notes.

4

Hyatt Regency Boston

Statements of Cash Flows

		Predecessor
	February 17, 2009 through December 31, 2009	January 1, 2009 through February 16, 2009	Year Ended December 31, 2008
Cash flows from operating activities
Net income (loss)	$5,703,027	$(866,949)	$9,568,234
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,747,351	662,086	4,490,204
Amortization	170,000	26,747	213,976
Provision for doubtful accounts	108,019	2,000	90,326
Changes in operating assets and liabilities:
Accounts receivable	(315,403)	268,307	1,267,187
Inventories	3,410	598	11,315
Prepaid expenses and other assets	367,676	(258,516)	(146,990)
Accounts payable	(76,669)	22,497	(506,178)
Accrued expenses and other liabilities	(344,504)	557,674	(277,851)
Due to/from affiliate	92,715	—	51,954

Net cash provided by operating activities	9,455,622	414,444	14,762,177

Cash flows from investing activities
Purchase of property and equipment	(1,603,591)	(13,636)	(1,339,953)

Net cash used in investing activities	(1,603,591)	(13,636)	(1,339,953)

Cash flows from financing activities
Restricted cash	—	(126,459)	(1,027,779)
(Distributions to) contributions from owners, net	(8,241,327)	(510,448)	(13,773,251)

Net cash used in financing activities	(8,241,327)	(636,907)	(14,801,030)

Net decrease in cash	(389,296)	(236,099)	(1,378,806)
Cash, beginning of period	468,472	704,571	2,083,377

Cash, end of period	$79,176	$468,472	$704,571

See accompanying notes.

5

Hyatt Regency Boston

Notes to Financial Statements

December 31, 2009

1. Organization and Presentation

Organization

The Hyatt Regency Boston (the Hotel) is a 498-room business hotel located in Boston, Massachusetts. The Hotel is owned by Boston Hotel Company, L.L.C., a subsidiary of Hyatt Hotels Corporation (collectively, Hyatt), during the period from February 17, 2009 to December 31, 2009 and by the BRE/Swiss L.L.C., a subsidiary of Host Hotels & Resorts, L.P. (collectively, Host) during the period from January 1, 2009 through February 16, 2009 and for the year ended December 31, 2008. Host is commonly referred to as the Predecessor. As a result of the purchase of the Hotel, Hyatt recorded certain of the Hotel’s assets and liabilities on a basis different from the Predecessor. As a result of the purchase, the Predecessor financial statements are not comparable to Hyatt.

On March 18, 2010, Hyatt entered into a purchase agreement with Chesapeake Lodging Trust for the sale of the Hotel for $112,000,000.

The Hotel was managed and operated by Hyatt during 2009 and 2008.

Basis of Presentation

The accompanying financial statements have been prepared for purposes of enabling Chesapeake Lodging Trust to comply with certain requirements of the Securities and Exchange Commission. The financial statements as of December 31, 2009 and 2008 and for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008, include assets, liabilities and results of operations of the Hotel and not the limited liability company that owned the Hotel during the respective periods.

Hyatt Regency Boston

Notes to Financial Statements (continued)

1. Organization and Presentation (continued)

On February 17, 2009, Hyatt purchased the Hotel from Host for a purchase price of $110,000,000. The purchase price including closing cost and purchase price adjustments was allocated to the net assets purchased based on their approximate fair market value as follows:

Building	$89,531,611
Furniture, fixture and equipment	6,743,774
Intangible asset	13,600,000
Receivables	1,849,846
Other current assets	726,253

Fair value of assets acquired	112,451,484
Fair value of liabilities assumed	(2,875,287)

Total purchase price	109,576,197
Less: Cash	(468,472)

Net purchase price	$109,107,725

Hyatt Regency Boston

Notes to Financial Statements (continued)

1. Organization and Presentation (continued)

The following presents the balance sheets of the Predecessor on a historical cost basis immediately before the sale and of the Hotel after the sale, reflecting initial capitalization and the payment of cash at the time of sale.

	Predecessor February 16, 2009	Successor February 17, 2009
Assets
Property and equipment, net	$71,399,029	$96,275,385
Cash	468,472	468,472
Restricted cash	4,715,193	—
Accounts receivable, net	1,849,846	1,849,846
Inventories	82,431	82,431
Prepaid expenses and other assets	643,822	643,822
Intangible asset, net	15,112,069	13,600,000

Total assets	$94,270,862	$112,919,956

Liabilities and net assets
Accounts payable	$756,577	$756,577
Accrued expenses and other liabilities	2,118,710	2,021,343
Due to affiliates	—	97,367

Total liabilities	2,875,287	2,875,287
Net assets	91,395,575	110,044,669

Total liabilities and net assets	$94,270,862	$112,919,956

2. Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles. The following is a summary of the Hotel’s significant accounting policies:

Hyatt Regency Boston

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Cash

Cash generally includes cash on hand and accounts maintained with financial institutions. The cash balances may at times exceed federal depository insurance limits.

Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined generally by the first-in, first-out method.

Restricted Cash

Restricted cash includes the cash account related to the fund for replacement of and additions to property and equipment. The restricted cash balance is not available for use in the Hotel’s operations.

Property and Equipment

Prior to February 17, 2009, property and equipment was recorded at cost less accumulated depreciation. Property and equipment has been adjusted to fair value as of February 17, 2009, as a result of the acquisition by Hyatt. All repairs and maintenance are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets, primarily on the straight-line method. Useful lives assigned to property and equipment are as follows:

Building and building improvements	15 to 40 years
Furniture, fixtures and equipment	3 to 10 years

Hyatt Regency Boston

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Hotel evaluates long-lived assets such as property and equipment, and intangible assets, subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment loss is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses were recorded for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008.

Intangible Assets

The Hotel has an identifiable intangible asset related to a long-term air rights lease which expires in September 2079 and requires no payment through maturity. The intangible asset is recorded at its estimated fair value and amortized over the period it is expected to contribute indirectly to the future cash flows of the property acquired. Amortization expense was $170,000, $26,747, and $213,976 for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008, respectively. Estimated amortization expense for each of the five succeeding years is approximately $194,286 on an annual basis.

Revenue Recognition

Departmental revenue represents revenue derived from room, food, beverage, and parking. Room revenue is recognized as room-stays occur. Food, beverage, and parking are recognized when the service is provided. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. The Hotel recorded $65,267 and $141,585 as an allowance for doubtful accounts at December 31, 2009 and 2008, respectively, which is included in accounts receivable, net on the accompanying statements of assets and liabilities.

Hyatt Regency Boston

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The owners of the Hotel are limited liability companies (LLC). Under the existing provisions of the Internal Revenue Code, income and losses of an LLC flow through to the members. Accordingly, no provision has been made for federal and state income taxes in the accompanying financial statements.

Fair Value of Financial Instruments

As cash equivalents have maturities of less than three months, the carrying value of cash and cash equivalents approximates fair value. The fair values of the Hotel’s other financial instruments (including such items in the financial statement captions as accounts receivable, accounts payable and accrued expenses, and tenant deposits and prepaid rents) approximate their carrying values based on their nature and terms.

New Accounting Pronouncements

Effective July 1, 2009, the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC or Codification) is the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP). The adoption of the FASB ASC does not impact the Hotel’s financial statements; however, the Hotel’s references to accounting literature within its notes to financial statements reflect the Codification as of and for the year ended December 31, 2009 and 2008.

The Hotel adopted FAS No. 157 or ASC 820 on January 1, 2008, which defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. The adoption did not have a material impact on the financial statements.

The Hotel adopted FAS No. 141(R) or ASC 805 on January 1, 2009. This topic significantly changed how a reporting enterprise accounts for the acquisition of a business in fiscal years beginning after December 31, 2008. It applies to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which was the beginning of the 2009 fiscal year; thus, applicable to Hyatt’s acquisition of the Hotel (refer to Note 1).

Hyatt Regency Boston

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Hotel adopted FAS No. 160 or ASC 820-10-65-1 on January 1, 2009, which establishes new accounting and reporting standards for noncontrolling interests, previously known as minority interests, in a subsidiary and for the deconsolidation of a subsidiary. This topic is applied prospectively for fiscal years and interim periods within those fiscal years, beginning with the current fiscal year, except for the presentation and disclosure requirements, which are applied retrospectively for all periods presented. The adoption of this topic did not have a material impact on the financial statements.

3. Property and Equipment

Property and equipment consists of the following:

		Predecessor
	December 31, 2009	December 31, 2008
Building and building improvements	$89,596,438	$93,858,098
Furniture, fixture, and equipment	7,206,972	12,338,006
Construction in progress	1,075,566	1,047,383

Total	97,878,976	107,243,487
Accumulated depreciation	(3,747,351)	(35,196,009)

Property and equipment, net	$94,131,625	$72,047,478

Depreciation expenses related to property and equipment totaled $3,747,351, $662,086, and $4,490,204 for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008, respectively.

4. Management Fees

Management fees are calculated in accordance with the terms of the management agreement with Hyatt and consist of a basic fee of 3.0% of gross receipts, as defined, and an incentive fee of 10% of profit, as defined, in excess of $11,000,000, for the period February 17, 2009 through December 31, 2009, and consist of a basic fee of 2.5% of gross receipts, as defined, and an incentive fee of 12% of profit, as defined, in excess of owner’s priority, as defined, for the period January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008.

Hyatt Regency Boston

Notes to Financial Statements (continued)

4. Management Fees (continued)

Management fees for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008, were $913,781, $71,465, and $1,374,335, respectively.

5. Employee Benefit Plan

Hyatt sponsors and maintains 401(k) savings plan that full-time employees of the Hotel are offered participation in upon completion of one year of service. Employee contributions to the plan are matched by Hyatt on $1 for $1 up to 3% and $0.50 per $1 from 4% to 5% of employee salaries. Hyatt’s contributions for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009, and for the year ended December 31, 2008 of $164,124, $26,570, and $199,079, respectively, as reimbursed by the Hotel, were recorded in administrative and general expenses in the accompanying statements of revenues and expenses.

6. Related Party Transactions

In addition to management fees (see Note 4) earned by Hyatt for the period from February 17, 2009 through December 31, 2009, the Hotel also incurred charges which are included in the accompanying statement of revenues and expenses for services, programs, and allocated costs from Hyatt and certain of its subsidiaries and affiliates as follows:

Employees’ benefit plans (including employee contributions)	$1,341,958
Management fees (see Note 4)	913,781
Chain allocation	423,348
Insurance	197,237
Data processing services	173,328
Coordinated marketing services	55,187
Gold Passport program	5,607
Other	374,881

Additionally, the Hotel reimburses Hyatt for salary, related benefits, and employment costs of Hyatt employees who work for the Hotel which are included in the accompanying statement of revenues and expenses. Hyatt also provides an aggregate of 12 complimentary rooms per year (on a space available basis) to employees who have completed one year of employment with Hyatt or any Hyatt hotel. At December 31, 2009, amounts included in liabilities related to the above transactions were $190,082.

Hyatt Regency Boston

Notes to Financial Statements (continued)

7. Commitments and Contingencies

The Hotel is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Hotel’s assets and liabilities, results of operations, or liquidity.

8. Subsequent Events

On March 18, 2010, Hyatt entered into a purchase agreement with Chesapeake Lodging Trust for the sale of the Hotel for $112,000,000. The sale transaction closed on March 18, 2010.

The Hotel evaluated subsequent events through April 28, 2010 for inclusion in the financial statements.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust (the “Company”) was organized in the state of Maryland on June 12, 2009. On January 27, 2010, the Company completed its initial public offering (“IPO”). In conjunction with the IPO, the Company sold additional common shares through private placement transactions and through the exercise of the underwriters’ over-allotment option. The total net proceeds (after deducting initial and deferred underwriting fees and offering costs) generated from the IPO, the private placement transactions, and the exercise of the underwriters’ over-allotment option was approximately $169.4 million. The Company acquired its first hotel property, the 498-room Hyatt Regency Boston in Boston, Massachusetts (the “Hotel”), on March 18, 2010 for $113.1 million, including customary pro-rated amounts.

The unaudited pro forma balance sheet as of December 31, 2009 is based on the audited balance sheet of the Company as of December 31, 2009 and reflects the completion of the IPO and the acquisition of the Hotel as if both transactions had occurred on December 31, 2009. The unaudited pro forma statement of operations for the year ended December 31, 2009 reflects the completion of the IPO and the acquisition of the Hotel as if both transactions had been completed at the beginning of the period presented.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if the completion of the IPO or the acquisition of the Hotel had in fact occurred at the beginning of the period presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its IPO registration statement on Form S-11(Reg. No. 333-162184).

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2009

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	IPO and Private Placements (1)	Acquisition of Hyatt Regency Boston (2)	Pro Forma Chesapeake Lodging Trust
ASSETS
Investment in hotel properties, net	$—	$—	$76,162	$76,162
Cash and cash equivalents	23	169,349	(113,737)	55,635
Accounts receivable, net	—	—	1,142	1,142
Prepaid expenses and other assets	412	(412)	550	550
Intangible asset	—	—	36,105	36,105

Total assets	$435	$168,937	$222	$169,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$185	$(185)	$880	$880
Related-party loan	249	(249)	—	—

Total liabilities	434	(434)	880	880

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 100,000 shares (historical) and 9,349,061 shares (pro forma) issued and outstanding	1	92	—	93
Additional paid-in capital	—	169,279	—	169,279
Retained deficit	—	—	(658)	(658)

Total stockholders’ equity	1	169,371	(658)	168,714

Total liabilities and stockholders’ equity	$435	$168,937	$222	$169,594

Footnote:
(1)	Reflects the completion of the Company’s IPO, private placement transactions, and issuance of restricted and unrestricted common shares as if each had occurred on December 31, 2009. The pro forma adjustment reflects the following:

Sale of 7,500,000 common shares in the IPO at a price of $20.00 per share, less underwriting fees and offering costs;

Exercise by the underwriters of their over-allotment option to purchase 85,854 common shares at the IPO price of $20.00 per share, less underwriting fees;

Concurrent private placements to Hyatt Corporation and BAMCO, Inc. of an aggregate of 1,357,293 common shares, at a price of $18.80 per share;

Sale of an aggregate of 150,000 common shares to the Company’s non-executive chairman and certain executives at the IPO price of $20.00 per share;

Repayment of a related-party loan in the aggregate of $249 and repurchase of 100,000 common shares acquired by certain executives in connection with the Company’s initial capitalization for an aggregate of $1;

Grant of 5,500 unrestricted common shares and 250,414 restricted common shares to the Company’s independent trustees and executive officers, respectively, upon completion of the IPO, including the shares granted to Graham J. Wootten upon his appointment as an executive officer.

(2)	Reflects the purchase of the Hyatt Regency Boston hotel as if it had occurred on December 31, 2009 for $113,145. The acquisition was funded with proceeds from the Company’s IPO, which was completed on January 27, 2010. The pro forma adjustment reflects the following:

Cash paid of $113,079, net of hotel cash acquired of $66;

Cash paid of $658 for hotel acquisition costs;

Purchase of building and furniture, fixtures and equipment of $76,162;

Purchase of intangible asset of $36,105;

Purchase of net working capital of $812.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(in thousands, except share and per share data)

Historical Chesapeake Lodging Trust (1)	Acquisition of Hyatt Regency Boston (2)	Pro Forma Adjustments	Pro Forma Chesapeake Lodging Trust
REVENUE
Rooms	$—	$24,120	$—	$24,120
Food and beverage	—	8,193	—	8,193
Other	—	1,044	—	1,044

Total revenue	—	33,357	—	33,357

EXPENSES
Hotel operating expenses:
Rooms	—	6,153	—	6,153
Food and beverage	—	5,596	—	5,596
Other direct	—	637	—	637
Indirect	—	11,533	—	11,533

Total hotel operating expenses	—	23,919	—	23,919
Depreciation and amortization	—	4,409	(1,951	)(3)	2,458
Intangible asset amortization	—	197	322	(4)	519
Corporate general and administrative:
Stock-based compensation	—	—	1,774	(5)	1,774
Hotel property acquisition costs	—	—	658	(6)	658
Other	—	—	5,293	(7)	5,293

Total operating expenses	—	28,525	6,096	34,621

Operating income (loss)	—	4,832	(6,096)	(1,264)

Interest income	—	4	—	4

Income (loss) before income taxes	—	4,836	(6,096)	(1,260)

Income tax expense	—	—	(189	)(8)	(189)

Net income (loss)	$—	$4,836	$(6,285)	$(1,449)

Net loss per share:
Basic	$—	$(0.16)
Diluted	$—	$(0.16)

Weighted average number of common shares outstanding:
Basic	100,000	9,098,647	(9)
Diluted	100,000	9,140,414	(10)

Footnote:
(1)	The Company had no operations for the year ended December 31, 2009.
(2)	Reflects the combination of the historical audited statements of revenues and expenses of the Hyatt Regency Boston hotel for the periods from February 17, 2009 through December 31, 2009 and January 1, 2009 through February 16, 2009.
(3)	Reflects removal of historical depreciation expense of $4,409 and recording pro forma depreciation expense of $2,458. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(4)	Reflects removal of historical intangible asset amortization expense of $197 and recording pro forma intangible asset amortization expense of $519. Intangible asset amortization is related to a long-term air rights contract and is computed using the straight-line method over the term of the contract, which expires in 2079.
(5)	Reflects adjustment to record full year stock-based compensation expense for the Company’s board of trustees and executives with management contracts.
(6)	Reflects adjustment to record transaction costs incurred to acquire the Hyatt Regency Boston hotel.
(7)	Reflects adjustment to record full year corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company.
(8)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the acquisition of the Hyatt Regency Boston hotel.
(9)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions had occurred on January 1, 2009.
(10)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions had occurred on January 1, 2009, including the dilutive effect of granting restricted common shares to the Company’s independent trustees and executive officers upon completion of the IPO, including the shares granted to Graham J. Wootten upon his appointment as an executive officer.